UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 13, 2004
Date of report (Date of earliest event reported)

The Taiwan Fund, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	811-04893	042942862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(800) 426-5523
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
PRESS RELEASE

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements — None

     (b) Pro Forma Financial Information — None

     (c) Exhibits

99.1	Press Release dated May 13, 2004 announcing that the Fund will adopt a revised portfolio management approach in which 100% of the Fund’s portfolio of equity securities will be actively managed (furnished pursuant to Item 9 of Form 8-K).

Item 9. Regulation FD Disclosure.

     On May 13, 2004, The Taiwan Fund, Inc. (the “Fund”) issued a press release announcing that the Fund will adopt a revised portfolio management approach in which 100% of the Fund’s portfolio of equity securities will be actively managed. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2004

By:	/s/ Carol Wang
	Name:	Carol Wang
	Title:	Secretary and Treasurer